UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2016
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PROVIDENCE AND WORCESTER RAILROAD COMPANY
(Exact name of registrant as specified in its charter)
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Rhode Island
(State or other jurisdiction of incorporation)

0-16704	05-0344399
(Commission File Number)	(IRS Employer Identification Number)

75 Hammond Street, Worcester, Massachusetts 01610
 (Address of principal executive offices)
(508) 755-4000
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Introduction

On November 1, 2016, Providence and Worcester Railroad Company, a Rhode Island corporation (the "Company"), completed its previously-announced merger (the "Merger") with Pullman Acquisition Sub Inc. ("Merger Sub"), a wholly-owned subsidiary of Genesee & Wyoming Inc. ("Parent"), pursuant to the terms of the Merger Agreement, dated as of August 12, 2016 (the "Merger Agreement"), by and among Parent, Merger Sub and the Company. Upon consummation of the Merger, the Company became a wholly-owned subsidiary of Parent. As contemplated by the Merger Agreement, Parent obtained a written informal opinion from the staff of the Surface Transportation Board (the "STB") that the proposed voting trust submitted by Parent to the STB would insulate Parent from unauthorized control of the Company between the effective time of the Merger and receipt of final STB approval, authorization or exemption, as the case may be, with respect to the Merger. Therefore, immediately following consummation of the Merger, Parent transferred the stock of the Company to a voting trustee (the "Trustee") to hold such shares of stock in trust pending formal STB approval of the Merger.

ITEM 1.02.  Termination of a Material Definitive Agreement.

On November 1, 2016, in connection with the Merger, the Company (A) repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the Business Loan Agreement dated as of May 4, 2015 (the "Prior Term Loan Credit Facility"), between the Company and Commerce Bank & Trust Company ("Commerce Bank") and (B) terminated the Prior Term Loan Credit Facility.  The Company and Commerce Bank & Trust Company are also parties to a Business Loan Agreement, dated as of June 25, 2009, which facility remains outstanding and provides the Company with an unsecured line of credit.

ITEM 2.01.  Completion of Acquisition or Disposition of Assets.

On November 1, 2016, pursuant to the terms of the Merger Agreement, the acquisition of the Company by Parent through the merger of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent, was consummated. At the effective time of the Merger, each share of the Company's preferred stock, par value $50.00 per share (the "Preferred Stock"), issued and outstanding immediately prior to the effective time of the Merger was deemed to be converted, along with the aggregate accrued or accumulated and unpaid dividends thereon, into 100 shares of Common Stock (as defined below). At the effective time of the Merger, each share of the Company's common stock, par value $0.50 per share (the "Common Stock"), including the Preferred Stock deemed to be converted into Common Stock (other than shares of Common Stock (i) owned by Parent as treasury stock, (ii) owned by Parent, Merger Sub or any other subsidiary of Parent or (iii) owned by any wholly-owned subsidiary of Company (collectively, the "Excluded Shares")), was canceled and converted into the right to receive $25.00 in cash, without interest (the "Merger Consideration").

Outstanding options to purchase Common Stock, whether vested or unvested, were canceled at the effective time of the Merger and the holder will receive, for each share subject to any such option, cash equal to the Merger Consideration, less the exercise price for the option, net of all applicable withholding taxes.  Outstanding restricted share units, whether vested or unvested, were canceled at the effective time of the Merger and converted automatically into the right to receive, for each restricted share unit, cash equal to the Merger Consideration, less any required withholdings.

Immediately following the consummation of the Merger, Parent transferred the stock of the Company to the Trustee to hold such shares of stock in trust pending formal STB approval of the Merger. The aggregate purchase price paid for all of the equity securities of the Company was approximately $126 million, which purchase price was funded by drawing upon the revolving credit facility of Parent and available cash from Parent's balance sheet.

The description of the Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on August 16, 2016, and is incorporated by reference into this Item 2.01.

ITEM 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the NASDAQ Stock Market, LLC (the "NASDAQ") that as of November 1, 2016, each outstanding share of Common Stock is canceled and automatically converted into the right to receive the Merger Consideration (other than the Excluded Shares) and requested that the NASDAQ file with the Securities and Exchange Commission (the "SEC") an application on Form 25 to report that the shares of Common Stock are no longer listed on the NASDAQ. Trading of the Common Stock on the NASDAQ will be suspended prior to the opening of the NASDAQ on November 2, 2016. In addition, the Company intends to file with the SEC a certificate on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that the reporting obligations of the Company with respect to the Common Stock under the Exchange Act be suspended.  Once such Form 25 and Form 15 become effective, the Company will no longer be required to prepare and file public reports, and will cease to file such reports with the SEC.

ITEM 3.03.  Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Items 2.01, 3.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Upon the effective time of the Merger, each holder of shares of Common Stock and Preferred Stock issued and outstanding immediately prior to the effective time of the Merger ceased to have any rights as a shareholder of the Company (other than the right, in respect of each share of Common Stock (including the Preferred Stock into which the Common Stock was deemed converted), other than any Excluded Shares, to receive the Merger Consideration).

ITEM 5.01.  Changes in Control of Registrant.

The information set forth in the Introduction and under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent.

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Consistent with the terms of the Merger Agreement and in connection with the consummation of the Merger, each of Robert H. Eder, P. Scott Conti, Richard W. Anderson, Frank W. Barrett, Roger N. Begin, James C. Garvey, John J. Healy, David J. McQuade and Alfred P. Smith resigned from the board of directors of the Company effective as of the effective time of the Merger on November 1, 2016. Pursuant to the terms of the Merger Agreement, each of the members of Merger Sub's board of directors immediately prior to the effective time of the Merger became a member of the Company's board of directors following the effective time of the Merger. Immediately following such time, such directors resigned from the Company's board of directors and Tony Lamar Ingram was appointed to the Company's board of directors by the Trustee. The director is to serve in accordance with the Amended and Restated Bylaws (as defined below) of the Company until his successor is elected and qualified or until his earlier resignation or removal. Individual appointments to the various committees of the board of directors have not been determined as of the date hereof.

Consistent with the terms of the Merger Agreement, Robert H. Eder resigned as Chairman and Chief Executive Officer of the Company on November 1, 2016.  The remainder of the incumbent officers of the Company immediately prior to the consummation of the Merger continued as officers of the Company.

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company's Articles of Incorporation were amended and restated, effective November 1, 2016, so that it reads in its entirety as set forth in Exhibit B to the Merger Agreement in accordance with the Merger Agreement (the "Amended and Restated Articles of Incorporation"). The Amended and Restated Articles of Incorporation are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Further, in connection with the consummation of the Merger, the Company's Bylaws were amended and restated, effective November 1, 2016, so that they read in their entirety as the Bylaws of Merger Sub read immediately prior to the closing of the Merger in accordance with the Merger Agreement (the "Amended and Restated Bylaws") with the exception of the change of the legal name set forth therein to "Providence and Worcester Railroad Company". A copy of the Company's Amended and Restated Bylaws are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.
(d) Exhibit
Exhibit no.        Exhibit
2.1
Merger Agreement by and among Genesee & Wyoming Inc., Pullman Acquisition Sub Inc. and Providence and Worcester Railroad Company, dated as of August 12, 2016 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on August 16, 2016)

3.1	Amended and Restated Articles of Incorporation of Providence and Worcester Railroad Company
3.2	Amended and Restated Bylaws of Providence and Worcester Railroad Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDENCE AND WORCESTER RAILROAD COMPANY

Date: November 1, 2016	By:	/s/ Charles D. Rennick
Charles D. Rennick
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1 3.1
Merger Agreement by and among Genesee & Wyoming Inc., Pullman Acquisition Sub Inc. and Providence and Worcester Railroad Company, dated as of August 12, 2016 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on August 16, 2016)

Amended and Restated Articles of Incorporation of Providence and Worcester Railroad Company

3.2	Amended and Restated By-Laws of Providence and Worcester Railroad Company